SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                June 30, 2000


                       EAST TEXAS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


    Delaware                      0-24848                         75-2559089
--------------------------------------------------------------------------------
 (State or other            (Commission File No.)               (IRS Employer
 jurisdiction of                                                 Identification
 incorporation                                                      Number)


1200 South Beckham Avenue, Tyler, Texas                           75701-3319
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:             (903) 593-1767
--------------------------------------------------------------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     As previously reported, on June 30, 2000, East Texas Financial Services, Inc. ("East Texas") completed its acquisition of Gilmer Financial Services, Inc. ("Gilmer"). The merger was consummated pursuant to an Agreement and Plan of Merger, dated as of November 15, 1999, and amended as of April 25, 2000. The consideration for the Merger was determined by arms-length negotiations between the parties. East Texas financed the acquisition with FHLB borrowings under existing lines of credit. This amendment is being filed to provide the information required by Item 7(a) and (b).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of businesses acquired.

               Audited Financial Statements:

               (i)  Report of Henry & Peters, P.C., dated October 27, 1999.

               (ii) Gilmer Financial Services,  Inc. Consolidated  Statements of
                    Financial Condition as of June 30, 1999 and 1998.

               (iii)Gilmer Financial Services,  Inc. Consolidated  Statements of
                    Operations for the year ended June 30, 1999, 1998 and 1997.

               (iv) Gilmer Financial Services,  Inc. Consolidated  Statements of
                    Stockholders' Equity for the year ended June 30, 1999, 1998 and 1997.

               (v) Gilmer Financial Services, Inc. Consolidated Statements of Cash Flows for the year ended June 30, 1999, 1998, and 1997.

               (vi) Gilmer  Financial  Services,   Inc.  Notes  to  Consolidated
                    Financial Statements for the year ended June 30, 1999.

               Condensed Financial Statements (unaudited):

               (i)  Gilmer  Financial  Services,   Inc.  Condensed  Consolidated
                    Statement of Financial Condition as of March 31, 2000 (unaudited)

               (ii) Gilmer  Financial  Services,   Inc.  Condensed  Consolidated
                    Statement of Income for the nine-month period ended March 31, 2000 (unaudited).

               (iii)Gilmer  Financial  Services,   Inc.  Condensed  Consolidated
                    Statement of Cash Flows for the nine-month period ended March 31, 2000 (unaudited).

               (iv) Gilmer   Financial   Services,   Inc.   Notes  to  Financial
                    Statements for the nine-month period ended March 31, 2000 (unaudited).

               (v) The consolidated financial statements of Gilmer Financial Services, Inc. (Commission File No. 000-25076) for the nine-month period ended March 31, 1999, required by this item have been previously reported with the Commission and are contained in the Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999.

     (b)  Pro forma financial information

               Pro Forma Combined Condensed Statements (unaudited):

               (i)  Pro  Forma   Combined   Condensed   Statement  of  Financial
                    Condition for the quarter ended March 31, 2000 (unaudited).

               (ii) Pro Forma Combined Condensed Statement of Income for the six
                    months ended March 31, 2000.

               (iii)Pro Forma  Combined  Condensed  Statement  of Income for the
                    year ended September 30, 1999 (unaudited).

               (iv) Notes to Pro Forma Combined Condensed  Financial  Statements
                    (unaudited).

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Gilmer Financial Services, Inc.
Gilmer, Texas


We have audited the accompanying consolidated statements of financial condition of Gilmer Financial Services, Inc., and subsidiaries, as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gilmer Financial Services, Inc., and subsidiaries, as of June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1999, in conformity with generally accepted accounting principles.





                                                       /s/ Henry & Peters, P. C.
                                                       -------------------------
                                                       HENRY & PETERS, P. C.




Tyler, Texas
October 27, 1999

                         GILMER FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             JUNE 30, 1999 AND 1998

                                                                         1999                 1998
                                                                  ----------------     ---------------
                                     ASSETS
ASSETS
   Cash on hand and in banks                                         $     479,624       $     221,885
   Interest-bearing deposits                                             1,169,319           1,428,078
   Investment securities:
      Available-for-sale                                                 1,202,196             740,537
      Held-to-maturity                                                           -                 980
   Mortgage-backed securities:
      Available-for-sale                                                10,568,345           6,173,964
      Held-to-maturity                                                           -           8,928,088
   Loans receivable, net                                                23,826,988          24,210,781
   Accrued interest receivable                                             415,116             409,466
   Real estate acquired in settlement of loans, net                        105,115             104,561
   Federal Home Loan Bank stock, at cost                                   555,400             525,400
   Office properties and equipment, at cost                                275,259             279,480
   Federal income taxes                                                     66,254              76,015
   Prepaid expenses and other assets                                       204,158              90,695
                                                                    --------------     ---------------
             Total assets                                              $38,867,774         $43,189,930
                                                                       ===========         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits                                                            $26,885,165         $28,796,905
   Accrued interest payable                                                 52,838              29,031
   Advances by borrowers for taxes and insurance                           507,707             523,303
   Accounts payable and accrued expenses                                   279,197             187,114
   Advances from Federal Home Loan Bank                                  7,163,309           9,751,346
                                                                     -------------       -------------
             Total liabilities                                          34,888,216          39,287,699

STOCKHOLDERS' EQUITY
   Preferred stock; $.01 par value; 2,000,000 shares
      authorized; none issued                                                    -                   -
   Common stock; $.01 par value; 2,000,000 shares authorized;
      195,755 shares issued                                                  1,958               1,958
   Additional paid-in capital                                            1,622,941           1,624,968
   Retained earnings                                                     2,652,062           2,458,370
   Less:Shares acquired by Employee Stock Ownership Plan                   (86,130)           (101,790)
           Shares acquired by Recognition and Retention Plan               (18,647)            (30,273)
           Treasury Stock (3,519 shares in 1999 and 4,497
                  shares, in 1998, at cost)                                (44,234)            (56,527)
   Accumulated other comprehensive income,
      net of tax effect                                                   (148,392)              5,525
                                                                      ------------    ----------------
             Total stockholders' equity                                  3,979,558           3,902,231
                                                                     -------------       -------------
                Total liabilities and stockholders' equity             $38,867,774         $43,189,930
                                                                       ===========         ===========


See accompanying notes to consolidated financial statements.

                         GILMER FINANCIAL SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    YEARS ENDED JUNE 30, 1999, 1998 AND 1997

                                                                      1999                 1998                1997
                                                                 -------------        -------------       -------------
INTEREST INCOME
   Loans                                                            $2,291,476           $2,210,789          $2,015,242
   Investment securities                                                12,929               15,291              22,132
   Mortgage-backed securities                                          671,544              912,398             934,873
   Other interest-earning assets                                       103,911               91,142              74,857
                                                                  ------------        -------------       -------------
      Total interest income                                          3,079,860            3,229,620           3,047,104

INTEREST EXPENSE
   Deposits                                                          1,427,738            1,566,421           1,407,372
   Interest on FHLB advances                                           472,009              459,151             520,164
                                                                  ------------         ------------        ------------
      Total interest expense                                         1,899,747            2,025,572           1,927,536
                                                                   -----------          -----------         -----------

      Net interest income                                            1,180,113            1,204,048           1,119,568

   Provision for loan losses                                           139,500              263,000             129,429
                                                                  ------------         ------------        ------------
      Net interest income after provision for loan losses            1,040,613              941,048             990,139

NONINTEREST INCOME
   Gain on sale of interest-bearing assets                                   -               15,930                   -
   Loan origination and commitment fees                                 32,714               35,202              54,371
   Loan servicing fees                                                  82,847               77,151              70,762
   (Gain) loss from real estate operation                                1,511                 (992)                (64)
   Other income                                                        237,511              122,863              80,567
                                                                  ------------         ------------       -------------
      Total noninterest income                                         354,583              250,154             205,636

NONINTEREST EXPENSE
   Compensation and benefits                                           609,344              610,888             536,312
   Occupancy and equipment                                              45,345               45,257              57,709
   Federal insurance premiums                                           22,607               18,316              25,013
   Loss (gain) on sale of interest-earning assets                        4,924                    -                   -
   SAIF special assessment                                                   -                    -             164,429
   Other expense                                                       434,435              524,385             360,965
                                                                  ------------         ------------        ------------
      Total noninterest expense                                      1,116,655            1,198,846           1,144,428
                                                                   -----------          -----------         -----------

      Income (loss) before taxes                                       278,541               (7,644)             51,347

INCOME TAX EXPENSE                                                      84,854                    -              27,959
                                                                 -------------         ------------        ------------

      Net income (loss)                                            $   193,692         $     (7,644)       $     23,388
                                                                   ===========         ============        ============


See accompanying notes to consolidated financial statements.

                         GILMER FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 1999, 1998 AND 1997



                                                                                    Unvested   Unvested
                                                        Additional                   Shares     Shares
                                              Common      Paid-in     Retained       Held by    Held by    Treasury
                                               Stock      Capital     Earnings        ESOP       RRP        Stock
                                             ---------  -----------   ----------   ----------  ---------  ----------
Balances, June 30, 1996                       $ 2,001   $ 1,679,014   $ 2,442,626   $(133,110)  $(36,934)  $      --
Comprehensive income:
   Net income                                      --            --        23,388          --         --          --
   Other comprehensive income, net of tax:
      Unrealized loss on securities
        available-for-sale                         --            --            --          --         --          --

           Comprehensive income                    --            --            --          --         --          --

Purchase of 10,000 Treasury shares                 --            --            --          --         --    (125,700)
Retirement of 4,303 shares used
   for RRP Plan                                   (43)      (54,046)           --          --         --      54,089
Transfer of 1,200 Treasury shares
   to RRP Plan                                     --            --            --          --    (15,084)     15,084
Accrual of RRP Plan awards                         --            --            --          --     10,118          --
Principal reductions in
   ESOP note payable                               --            --            --      15,660         --          --
                                              -------   -----------   -----------   ---------   --------   ---------
Balances, June 30, 1997                         1,958     1,624,968     2,466,014    (117,450)   (41,900)    (56,527)
Comprehensive income:
   Net loss                                        --            --        (7,644)         --         --          --
   Other comprehensive income, net of tax:
      Unrealized gain on securities
        available-for-sale                         --            --            --          --         --          --

           Comprehensive income                    --            --            --          --         --          --

Accrual of RRP Plan awards                         --            --            --                 11,627          --
Principal reductions in
   ESOP note payable                               --            --            --      15,660         --          --
                                              -------   -----------   -----------   ---------   --------   ---------
Balances, June 30, 1998                         1,958     1,624,968     2,458,370    (101,790)   (30,273)    (56,527)



                                                           Accumulated
                                                              Other
                                                Compre-       Compre        Total
                                                hensive       hensive     Stockholders'
                                                Income        Income         Equity
                                               --------     -----------    --------
Balances, June 30, 1996                         $(24,192)    $ 3,929,405
Comprehensive income:
   Net income                                   $ 23,388              --      23,388
   Other comprehensive income, net of tax:
      Unrealized loss on securities
        available-for-sale                       (49,469)        (49,469)    (49,469)
                                                --------
           Comprehensive income                 $(26,081)             --          --
                                                ========

Purchase of 10,000 Treasury shares                                          (125,700)
Retirement of 4,303 shares used
   for RRP Plan                                                       --
Transfer of 1,200 Treasury shares
   to RRP Plan                                                        --
Accrual of RRP Plan awards                                                    10,118
Principal reductions in
   ESOP note payable                                                          15,660
                                                --------     -----------     -------
Balances, June 30, 1997                                      (73,661)      3,803,402
Comprehensive income:
   Net loss                                     $ (7,644)             --      (7,644)
   Other comprehensive income, net of tax:
      Unrealized gain on securities
        available-for-sale                        79,186          79,186      79,186
                                                --------
           Comprehensive income                 $ 71,542              --          --
                                                ========
Accrual of RRP Plan awards                                                    11,627
Principal reductions in
   ESOP note payable                                  --                      15,660
                                                --------     -----------     -------
Balances, June 30, 1998                                            5,525   3,902,231


                         GILMER FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 1999, 1998 AND 1997
                                   (CONTINUED)


                                                                                      Unvested     Unvested
                                                        Additional                     Shares        Share
                                              Common      Paid-in        Retained     Held by       Held by    Treasury
                                               Stock      Capital        Earnings       ESOP          RRP        Stock
                                             ---------  -----------     ----------   ----------    ---------   ----------

Balances, June 30, 1998                       $1,958    $ 1,624,968     $2,458,370    $(101,790)    $(30,273)    $(56,527)
Comprehensive income:
   Net income                                     --             --        193,692           --           --           --
   Other comprehensive income, net of tax:
      Unrealized loss on securities
        available-for-sale                        --             --             --           --           --           --

           Comprehensive income                   --             --             --           --           --           --

Accrual of RRP plan awards                        --             --             --                    11,626           --
Exercise of stock options (978 shares)            --         (2,027)            --           --           --       12,293
Principal reductions in
   ESOP note payable                              --             --             --       15,660           --           --
                                                                                      ---------     --------     --------
Balances, June 30, 1999                       $1,958    $ 1,622,941     $2,652,062    $ (86,130)    $(18,647)    $(44,234)
               === ====                       ======    ===========     ==========    =========     ========     ========


                                                            Accumulated
                                                              Other
                                               Compre-        Compre-         Total
                                               hensive       hensive       Stockholders'
                                                Income        Income          Equity
                                               --------     ------------    ---------

Balances, June 30, 1998                                      $   5,525   $ 3,902,231
Comprehensive income:
   Net income                                  $ 193,692            --       193,692
   Other comprehensive income, net of tax:
      Unrealized loss on securities
        available-for-sale                      (153,917)     (153,917)     (153,917)
                                                --------
           Comprehensive income                $  39,775            --            --
                                                ========
Accrual of RRP plan awards                                                    11,626
Exercise of stock options (978 shares)                              --        10,266
Principal reductions in
   ESOP note payable                                                --        15,660
                                                           -----------      --------
Balances, June 30, 1999                                      $(148,392)  $ 3,979,558
                                                             =========   ===========


See accompanying notes to consolidated financial statements.

                         GILMER FINANCIAL SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997

                                                                          1999                 1998                1997
                                                                     -------------        -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                   $   193,692         $     (7,644)       $     23,388
   Adjustments to reconcile net income
      to net cash provided by operating activities:
        Depreciation                                                        27,620               24,420              24,420
        Provision for losses on loans and other real estate                139,500              263,000             129,429
        Loss (gain) on sale of interest-bearing assets                       4,924              (15,930)                  -
        Contribution to ESOP Plan                                           15,660               15,660              15,660
        Accrual of RRP Awards                                               11,626               11,627              10,118
        Change in assets and liabilities:
           Increase in accrued interest receivable                          (5,650)             (60,823)            (31,192)
           Increase in mortgage servicing rights                           (13,746)                   -                   -
           (Increase) decrease in prepaid expenses and other assets        (89,663)             156,175            (108,966)
           Increase (decrease) in accrued interest payable                  23,807               21,579              (1,247)
           Increase (decrease) in federal income taxes                       9,761              (21,861)           (178,612)
           (Decrease) increase in deferred loan fees                        (3,087)              (2,408)             11,783
           Increase (decrease) in accounts payable and
             accrued expenses                                              102,349              (28,783)            137,938
                                                                      ------------          -----------        ------------
                Net cash provided by (used in) operating activities        416,793              355,012              32,719

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sales and maturities of investment securities             120,000              315,930                   -
   Purchase of investment securities                                      (599,844)            (735,000)                  -
   Capital Expenditures                                                    (23,399)             (56,296)            (56,510)
   Purchase of FHLB stock                                                  (30,000)             (30,300)            (27,900)
   Proceeds from sales of mortgage loans                                 1,572,208            1,554,954           1,090,992
   Loans originated, net                                                (1,335,436)          (2,545,955)         (4,301,449)
   Purchase of mortgage-backed certificates                             (2,933,260)          (2,634,632)                  -
   Proceeds from sale of mortgage-backed certificates                      826,068                    -                   -
   Principal paydown on mortgage-backed certificates                     6,501,223            2,601,677           1,107,402
                                                                       -----------          -----------         -----------
                Net cash provided by (used in) investing activities      4,097,560           (1,529,622)         (2,187,465)

CASH FLOWS FROM FINANCING ACTIVITIES
   (Decrease) increase in deposits                                      (1,911,740)            (309,259)          3,629,292
   Net (decrease) increase in advance payments by
      borrowers for property taxes and insurance                           (15,596)              35,589             (53,093)
   Net (decrease) increase in advances from FHLB                        (2,588,037)           1,201,346            (380,000)
   Purchase of Treasury stock                                                    -                    -            (125,700)
                                                                      ------------          -----------        ------------
                Net cash (used in) provided by financing activities     (4,515,373)             927,676           3,070,499
                                                                       -----------         ------------         -----------
                Net increase (decrease) in cash and cash equivalents        (1,020)            (246,934)            915,753

CASH AND CASH EQUIVALENTS
   Beginning of year                                                     1,649,963            1,896,897             981,144
                                                                       -----------          -----------        ------------
   End of year                                                          $1,648,943           $1,649,963          $1,896,897
                                                                        ==========           ==========          ==========


See accompanying notes to consolidated financial statements.

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   PRINCIPLES OF CONSOLIDATION
   The accompanying consolidated financial statements include the accounts of Gilmer Financial Services, Inc. (Company), and its wholly-owned subsidiary, Gilmer Savings Bank, FSB (Bank), and its wholly-owned subsidiary, Gilstar Service Corporation, (Gilstar). Gilstar was activated in September, 1996, to market mutual funds to existing retail customers interested in regular investments, IRA's and other qualified retirement plans. Gilstar had no significant assets or liabilities at June 30, 1998 or 1997, and its operations were deminimus for the years then ended. All significant intercompany transactions and balances are eliminated in consolidation.

   DEREGISTRATION AS A PUBLIC REPORTING COMPANY
   Effective May 19, 1999, the Company deregistered its stock with the Securities and Exchange Commission (SEC). Accordingly, the Company no longer is required to file quarterly or annual reports with the SEC.

   INVESTMENTS AND MORTGAGE-BACKED SECURITIES

   The  Company  accounts  for and  classifies  debt and  equity  securities  in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as follows:

        HELD-TO-MATURITY
        Debt and equity securities that management has the positive intent and ability to hold until maturity are classified as held-to-maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the level interest yield method over the estimated remaining term of the underlying security.

        AVAILABLE-FOR-SALE
        Debt and equity securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available-for-sale. These assets are carried at market value. Market value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of retained earnings until realized.

        TRADING SECURITIES
        Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at market value, with unrealized gains and losses included in earnings.

   OFFICE PROPERTIES AND EQUIPMENT
   Office properties and equipment are presented at cost, less accumulated depreciation. Depreciation is generally computed using straight-line and accelerated methods over the estimated useful life of the assets.

   FEDERAL INCOME TAXES
   The provision for Federal income taxes is calculated on pre-tax accounting income after giving effect to the bad debt deduction allowed by the Internal Revenue Code. Deferred Federal income taxes have been provided on items treated differently for financial accounting and Federal income tax purposes using the assets and liability method of accounting for income taxes as required by Statement of Financial Accounting Standards No. 109.

   Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
   REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS
   Real estate and other assets acquired in settlement of loans are recorded at the balance of the loan or at estimated fair value less the estimated costs to sell, whichever is less, at the date acquired. Adjustments are made to reflect declines, if any, in net realizable values below the recorded amount. Costs directly related to the development or improvement of real estate acquired in settlement of loans are capitalized. Costs of holding real estate acquired in settlement of loans, principally taxes, are expensed. Gain on sale of real estate acquired in settlement of loans is currently recognized to the extent allowed by generally accepted accounting principles.

   LOANS RECEIVABLE
   Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and net deferred loan origination fees and discounts. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions.

   Uncollectible interest on loans that are contractually past due is charged off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status. Currently, the allowance for loan losses is formally reevaluated on a quarterly basis.

   LOAN ORIGINATION AND COMMITMENT FEES AND RELATED COSTS
   Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income over the contractual life of the loans, adjusted for estimated prepayments which have been adjusted to the Company's historical prepayment experience. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment yield.

   FORECLOSED REAL ESTATE
   Real estate properties acquired through loan foreclosure are initially recorded at the lower of cost (loan balance) or fair value, less estimated costs of disposition, at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

   MORTGAGE SERVICING RIGHTS
   The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the estimated fair value of those rights. Fair values are estimated using discounted cash flows based on current market interest rates and market data regarding sales of mortgage servicing rights. The Bank sells predominately single-family first mortgage loans with simple risk characteristics and uses a single stratum for purposes of measuring impairment. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights exceed their fair value.

   STOCK-BASED COMPENSATION
   Statement of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. The impact of stock-based compensation is immaterial for all years presented.

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
    COMPREHENSIVE INCOME
    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). This statement, which the Company will be required to adopt, establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The new standard requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company adopted SFAS 130 beginning July 1, 1998.

   CASH FLOWS
   For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                                                               June 30,
                                           -------------------------------------------
           Cash paid during the year for:      1999            1998           1997
                                           ------------   -------------  -------------
             Interest                      $  1,884,382    $  2,003,994    $ 1,928,783
                                           ============    ============    ===========
             Income taxes                  $     10,000    $     34,940    $   160,081
                                           ============    ============    ===========


   During the years ended June 30, 1999, 1998, and 1997, the Company transferred from loans to real estate acquired through foreclosure approximately $24,000, $46,000, and $162,000, respectively.

   SAIF SPECIAL ASSESSMENT
   Gilmer Savings is a member of SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums. Legislation to recapitalize the SAIF was enacted in September of 1996. The legislation provided for a one-time assessment to be imposed on all deposits assessed at the SAIF rates, as of March 31, 1995, in order to recapitalize the SAIF.

   ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - INVESTMENT SECURITIES
   The amortized cost and estimated market values of investments in debt securities are as follows:

                                                      Available-for-sale
                         ---------------------------------------------------------------------------
                                                         June 30, 1999
                         ---------------------------------------------------------------------------
                                                                                        Estimated
                           Amortized            Unrealized           Unrealized           Market
                              Cost                Gains              Losses                Value
                         -------------        -------------       -------------         ------------
   Corporate bonds         $   480,100        $           -        $     22,391          $   457,709
   American Housing            735,000                9,487                   -              744,487
                          ------------        -------------       -------------         ------------
                            $1,215,100        $       9,487        $     22,391           $1,202,196
                            ==========        =============        ============          ============


                                                      Available-for-sale
                         ---------------------------------------------------------------------------
                                                         June 30, 1998
                         ---------------------------------------------------------------------------
                                                                                        Estimated
                           Amortized           Unrealized          Unrealized             Market
                              Cost                Gains              Losses                Value
                         -------------        -------------       -------------        -------------
   Municipal bonds         $   735,000        $       5,537       $           -          $   740,537
                           -----------        -------------       -------------          -----------
                           $   735,000        $       5,537       $           -          $   740,537
                           ===========        =============       =============          ===========

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 2 - INVESTMENT SECURITIES - CONTINUED

                                                                           Held-to-maturity
                                                -------------------------------------------------------------------
                                                                              June 30, 1998
                                                -------------------------------------------------------------------
                                                                                                       Estimated
                                                  Amortized         Unrealized       Unrealized         Market
                                                     Cost             Gains            Losses            Value
                                                --------------    --------------    --------------    ------------
   American Housing                             $          980    $            -    $            5    $        975
                                                --------------    --------------    --------------    ------------
                                                $          980    $            -    $            5    $        975
                                                ==============    ==============    ==============    ============


   The scheduled maturities of investment securities at June 30, 1999, were as follows:
                                                       Available-for-sale
                                                           securities
                                                 -------------------------------
                                                                 Estimated
                                                    Amortized      Market
                                                      Cost          Value
                                                 -------------  ------------
   Due in one year or less                         $   120,000   $   120,506
   Due from one to five years                          365,000       369,979
   Due from five to ten years                          730,100       711,711
   Due from ten to twenty years                              -             -
   Due in over twenty years                                  -             -
                                                   -----------   ------------
                                                   $ 1,215,100   $  1,202,196
                                                   ===========   ============


NOTE 3 - MORTGAGE-BACKED AND RELATED SECURITIES

   The amortized cost and estimated market values of mortgage-backed and related securities are summarized as follows:


                                                        Available-for-sale
                                      ---------------------------------------------------------
                                                          June 30, 1999
                                      ---------------------------------------------------------
                                                                                     Estimated
                                       Amortized     Unrealized      Unrealized       Market
                                         Cost          Gains          Losses           Value
                                      -----------  -------------   -------------    -----------
GNMA certificates                     $ 2,369,992     $      -     $    39,182     $ 2,330,810
FNMA certificates                       4,158,325            -         125,541       4,032,784
FHLMC certificates                      2,104,284            -          49,615       2,054,669
General Electric Capital Mortgage       2,147,674        2,408               -       2,150,082
                                                      --------     -----------     -----------
                                      $10,780,275     $  2,408     $   214,338     $10,568,345
                                      ===========     ========     ===========     ===========



                                                          Available-for-Sale
                                      ------------------------------------------------------
                                                           June 30, 1998
                                                                                  Estimated
                                        Amortized    Unrealized   Unrealized       Market
                                          Cost         Gains        Losses          Value
                                       ----------     -------     ----------     ----------
GNMA certificates                      $   58,965     $     -     $      375     $   58,590
FNMA certificates                       4,338,883           -         11,698      4,327,185
FHLMC certificates                      1,773,481      14,708              -      1,788,189
                                       ----------     -------     ----------     ----------
                                       $6,171,329     $14,708     $   12,073     $6,173,964
                                       ==========     =======     ==========     ==========

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 3 - MORTGAGE-BACKED AND RELATED SECURITIES - CONTINUED


                                                          Held-to-maturity
                                      -------------------------------------------------------
                                                          June 30, 1998
                                      -------------------------------------------------------
                                                                                    Estimated
                                         Amortized     Unrealized   Unrealized        Market
                                            Cost         Gains        Losses          Value
                                        -----------    ----------   -----------   -----------
   GNMA certificates                     $2,858,140     $ 6,676     $   34,314     $2,830,502
   FNMA certificates                      2,339,357          57         35,607      2,303,807
   FHLMC certificates                     1,135,552       2,813         16,999      1,121,366
   General Electric Capital Mortgage      2,595,039      18,987             --      2,614,026
                                         ----------     -------     ----------     ----------
                                         $8,928,088     $28,533     $   86,920     $8,869,701
                                         ==========     =======     ==========     ==========


   During the year ended June 30, 1999, the Bank transferred securities with a cost of approximately $8,600,000 (market did not differ significantly from cost) previously classified as held-to-maturity to the available-for-sale category.

   The scheduled maturities of mortgage-backed securities at June 30, 1999, were as follows:

                                            Available-for-sale
                                                securities
                                    --------------------------------
                                                       Estimated
                                      Amortized          Market
                                         Cost             Value
                                    -------------     -------------
   Due in one year or less          $       1,673     $       1,673
   Due from one to five years           2,300,038         2,299,321
   Due from five to ten years           1,079,846         1,063,709
   Due from ten to twenty years         3,542,698         3,449,101
   Due in over twenty years             3,856,020         3,754,541
                                      -----------       -----------
                                      $10,780,275       $10,568,345
                                      ===========       ===========

NOTE 4 - LOANS RECEIVABLE
   Loans receivable at June 30, consisted of the following:

                                               1999                 1998
                                         --------------       --------------
   MORTGAGE LOANS
      Single-family residential             $12,674,954          $12,308,383
      Multi-family residential                  212,669              260,358
      Commercial                              3,474,544            3,453,740
      Construction                              847,144            1,505,757
                                          -------------        -------------
                                             17,209,311           17,528,238
   NON-MORTGAGE LOANS
      Secured by deposits                       328,103              338,147
      Home improvement                          807,112              950,426
      Commercial business                     2,421,825            2,466,535
      Other - consumer                        3,911,376            4,602,023
                                          -------------        -------------
                                              7,468,416            8,357,131
                                          -------------        -------------
        Total loans                          24,677,727           25,885,369

   Less:
      Loans in process                          179,518              776,923
      Deferred fees and discounts               222,519              557,115
      Allowance for losses                      448,702              340,550
                                          -------------        -------------
        Total loans receivable, net         $23,826,988          $24,210,781
                                            ===========          ===========

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

   NOTE 4 - LOANS RECEIVABLE CONTINUED

   An analysis of the activity in the allowance for loan losses follows:

                                                June 30,
                                ---------------------------------------
                                   1999          1998            1997
                                ---------     ----------     ----------
   Balance, beginning of year    $340,550       $309,208       $214,724
      Provision for losses        139,500        263,000        129,429
      Charge-offs, net            (31,348)      (231,658)       (34,945)
                                ---------       --------      ---------
   Balance, end of year          $448,702       $340,550       $309,208
                                 ========       ========       ========

   Loans  receivable  from  officers,   directors,   and  employees   aggregated
   $1,176,566 and $798,100, at June 30, 1999 and 1998, respectively.

   Nonaccrual loans for which interest has been reduced totaled approximately $389,000 and $577,000, at June 30, 1999 and 1998, respectively. Interest income that would have been reported under the original terms of such loans was approximately $12,000 and $14,000, for the years ended June 30, 1999 and 1998, respectively. The Company is not committed to lend additional funds to debtors whose loans have been modified.

   Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of those loans is summarized as follows:

                                                      June 30,
                                      ------------------------------------------
                                         1999            1998           1997
                                      -----------    -----------    ------------
   Mortgage loans underlying FHLMC
      pass-through securities         $10,482,137    $10,704,352     $10,607,168
                                      ===========    ===========     ===========

NOTE 5 - ACCRUED INTEREST RECEIVABLE
   Accrued interest receivable at June 30, is summarized as follows:

                                                    1999                 1998
                                                 ----------           ----------
           Investment securities                  $  62,031            $  32,729
           Mortgage-backed securities                54,710               93,097
           Loans receivable                         298,375              283,640
                                                  ---------            ---------
                                                   $415,116             $409,466
                                                   ========             ========

NOTE 6 - OFFICE PROPERTIES AND EQUIPMENT
   Office properties and equipment at June 30, are summarized by major classification as follows:
                                                    1999                 1998
                                                 ----------           ----------
           Land                                   $  80,842            $  80,842
           Buildings                                194,060              187,444
           Furniture, equipment, and autos          392,473              375,690
                                                  ---------            ---------
             Total                                  667,375              643,976
           Accumulated depreciation                 392,116              364,496
                                                  ---------            ---------
             Total net                             $275,259             $279,480
                                                   ========             ========

   Depreciation expense for the years ended June 30, 1999, 1998, and 1997 was $27,620, $24,420, and $24,420, respectively.

NOTE 7 - FEDERAL INCOME TAX
   The Company files a consolidated income tax return with the Bank and Gilstar. Federal income tax receivable shown in the accompanying statements of financial condition at June 30, consists of the following:

                                                    1999                 1998
                                                 ----------           ----------
           Current income tax                    $    6,189            $  73,244
           Deferred income tax                       60,065                2,771
                                                  ---------          -----------
                                                  $  66,254            $  76,015
                                                  =========            =========

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 7 - FEDERAL INCOME TAX
   Federal income tax expense shown in the accompanying statements of income consisted of the following:

                                                  June 30,
                               ----------------------------------------------
                                  1999              1998              1997
                               ----------        ----------        ----------
           Current              $  88,303       $       132         $  31,806
           Deferred                (3,449)             (132)           (3,847)
                               ----------       -----------        ----------
                                $  84,854       $         -         $  27,959
                                =========       ===========         =========

   Deferred tax expense results from timing differences principally relating to the recognition of loan fees and timing of bad debts for tax and financial reporting purposes.

   A reconciliation of tax computed at the statutory Federal corporate income tax rate to the actual provision for income tax expense is as follows:


                                              1999         1998         1997
                                            ---------   ---------   ----------
           Computed "Expected" income tax   $  94,706   $  (2,599)   $  17,458
             Adjustments:
                Other, net                     (9,852)      2,599       10,501
                                            ---------   ---------   ----------
                  Total                     $  84,854   $       -    $  27,959
                                            =========   =========    =========

   The Company is allowed a special bad debt deduction, using the "experience" method and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. If the amounts that qualify as deductions for Federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to Federal income tax at the then current corporate rate. Retained earnings for the year ended June 30, 1999, includes approximately $300,000, for which Federal income tax has not been provided.

NOTE 8 - DEPOSITS
   Deposits at June 30, are summarized as follows:

                                              1999                              1998
                                  ---------------------------    --------------------------------
                                     Amount           Percent         Amount            Percent
                                     ------           -------         ------            -------
      Passbook savings            $  1,035,787          3.85      $      874,196            3.04
      Money market accounts          1,137,428          4.23           1,307,237            4.54
      Checking accounts              1,646,651          6.13           1,466,361            5.09
                                  ------------       -------       -------------         -------
                                     3,819,866         14.21           3,647,794           12.67
      Certificates of deposit:
        2% to  3.99%                     5,014           .02              25,199             .08
        4% to  5.99%                19,123,731         71.13          17,951,528           62.34
        6% to  7.99%                 3,833,583         14.26           7,076,285           24.57
        8% to  9.99%                   102,971           .38              96,099             .34
                                  ------------      --------     ---------------       ---------
                                    23,065,299         85.79          25,149,111           87.33
                                  ------------       -------        ------------         -------
                                   $26,885,165        100.00         $28,796,905          100.00
                                   ===========        ======         ===========          ======

   Scheduled maturities of certificates of deposit at June 30, are as follows:

                            2000                2001       2002 and thereafter
                       -------------       -------------   -------------------
        2% to  3.99%     $     5,014        $         -           $         -
        4% to  5.99%      15,513,149           3,027,851              582,731
        6% to  7.99%       1,847,330             272,409            1,713,844
        8% to  9.99%           1,036              10,534               91,401
                       -------------       -------------        -------------
                         $17,366,529          $3,310,794           $2,387,976
                         ===========          ==========           ==========

   The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000, was approximately $7,227,00 and $7,155,000, at June 30, 1999 and 1998, respectively.

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 8 - DEPOSITS - CONTINUED

   Interest expense on deposits summarized at June 30, are as follows:

                                   1999            1998          1997
                               ------------   -------------  -------------
      Money market             $     45,885    $     44,880   $     34,096
      Passbook savings               29,887          25,512         31,220
      Certificates of deposit     1,330,113       1,479,829      1,336,905
      NOW accounts                   21,853          16,200          5,151
                               ------------   ------------- --------------
                                 $1,427,738      $1,566,421     $1,407,372
                                 ==========      ==========     ==========

NOTE 9 - ADVANCES FROM FEDERAL HOME LOAN BANK
   The advances from the Federal Home Loan Bank at June 30, consisted of the following:

                                                 Interest
           Due Dates                Rate           1999             1998
      -----------------------    ---------    ------------     -------------
      July 15, 1998                  5.52%    $                   $4,900,000
      September 23,1998              5.59%                         1,600,000
      February 16, 1999              9.91%                           120,000
      July 16, 1999                  5.05%       2,950,000                 -
      August 2, 1999                 5.07%         500,000                 -
      October 18, 1999               4.53%       1,000,000                 -
      February 15, 2000              5.88%         120,000           120,000
      February 15, 2001              5.94%          20,000            20,000
      February 15, 2002              5.98%          25,000            25,000
      February 17, 2003              6.00%         100,000           100,000
      September 2, 2003              6.25%       2,098,309         2,516,346
      February 16, 2004              6.01%         100,000           100,000
      February 15, 2005              6.04%         100,000           100,000
      February 15, 2006              6.05%         150,000           150,000
                                               -----------       -----------
                                                $7,163,309        $9,751,346
                                                ==========        ==========

   The Bank has pledged its portfolio of first mortgage loans as well as mortgage-backed securities with a book value of $6,096,500 and $9,354,241, at June 30, 1999 and 1998, respectively, as collateral on advances from the FHLB.

   The maximum amount of FHLB advances outstanding at any month end during 1999 and 1998, were $10,214,885 and $9,751,346, respectively. The average amount of FHLB advances outstanding during 1999 and 1998, were $7,980,596 and $8,711,302, respectively.

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
   In the normal course of business, the Company is a party to certain financial instruments, with off-balance-sheet risk, to meet the financing needs of its customers. The off-balance-sheet instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount reflected in the financial statements. The contract or notional amounts of these instruments reflect the extent of involvement and exposure to credit loss the Company has in these particular classes of financial instruments.

   Commitments to extend credit are agreements to lend to a customer, provided that the terms established in the contract are met. Commitments generally have fixed expiration dates and may require payment of a fee. Since some commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK  - CONTINUED
   The Company applies the same credit policies in making commitments as it does for on-balance-sheet instruments. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment.

NOTE 11 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
   The economy of the Company's market area, East Texas, is directly related to the oil and gas industry. Oil prices have had an indirect effect on the Company's business. Although the Company has a diversified loan portfolio, a significant portion of its loans are secured by real estate. Repayment of these loans is in part dependent upon the economic conditions in the market area. Part of the risk associated with real estate loans has been mitigated since much of this group represents loans secured by residential dwellings that are primarily owner occupied. Losses on this type of loan have historically been less than those on speculative properties. Many of the remaining real estate loans are secured primarily with owner occupied commercial real estate. The Company's loan policy requires appraisal prior to funding any real estate loans and outlines the appraisal requirements on those renewing.

NOTE 12 - RETIREMENT PLAN
   The Company has a defined contribution profit sharing plan that covers all employees. The plan allows employees to contribute up to 15% of their gross pay into a trust fund with a contribution to be matched up to 5% by the Company. The trust funds are maintained by the Company. For the years ended June 30, 1999, 1998, and 1997, the Company contributed $16,983, $13,634, and
   $13,601, respectively, to the plan.

NOTE 13 - EMPLOYEE STOCK OWNERSHIP PLAN
   The Bank has established an Employee Stock Ownership Plan (ESOP) for employees age 21 or older who have at least one year of credited service with the Bank. The ESOP will be funded by the Bank's contributions made in cash (which primarily will be invested in common stock) or common stock. Benefits may be paid either in shares of common stock or in cash.

   In February 1995, the ESOP borrowed $156,600 from the Company and used the proceeds to purchase 15,660 shares of Company common stock at $10 a share. The note is due in semi-annual installments plus interest through 2005, and had a balance of $86,130 and $101,790, at June 30, 1999 and 1998, respectively. The note payable and related interest are eliminated in consolidation.

   ESOP plan expense included in compensation and benefits in the accompanying statement of earnings totaled $15,660, $15,660, and $15,660, for the years ended June 30, 1999, 1998 and 1997, respectively.

NOTE 14 - STOCK OPTION AND INCENTIVE PLAN
   The October 12, 1995 stockholders' meeting, certain directors and officers were granted options to purchase 10,761 shares of the Company's common stock under its Stock Option and Incentive Plan. The option price of $10.50 per share was the fair market value at the date of grant. The options are exercisable beginning one year from date of grant, and vest at a rate of 20% per year. No additional options have been granted. During the year ended June 30, 1999, options for 978 shares were exercised and the Company reissued treasury shares. The difference in the cost of the treasury shares ($12,293) and the option proceeds was charged to additional paid-in capital. At June 30, 1999, there were 9,783 options outstanding.

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 15 - RECOGNITION AND RETENTION PLAN
   The Board of Directors of the Company adopted and obtained stockholder approval at the October 12, 1995 stockholder's meeting, a Recognition and Retention Plan (RRP) to enable the Company to provide officers and employees with a proprietary interest in the Company as incentive to contribute to its success. Officers and employees of the Company who are selected by members of a committee appointed by the Board of Directors of the Company will be eligible to receive benefits under the RRP.

   The RRP is managed initially by the non-employee directors of the Company who serve as trustees of the trust established pursuant to the RRP. The trustees have the responsibility to invest all funds contributed by the RRP to the trust created for the RRP (Trust).

   The Company has available to award 7,830 shares of Company stock and in the year ended June 30, 1996 awarded 4,303 shares, with the remainder being reserved for future award. During the year ended June 30, 1997, the Company awarded an additional 1,200 shares and used Treasury shares to fund the award. During the year ended June 30, 1999, 120 shares were forfeited and reverted back to the plan. The shares granted are in the form of restricted stock to be earned and payable over a five-year period at the rate of 20% per year, effective on the date of stockholder ratification. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the officer or employee will be recognized pro rata over the five years during which the shares are earned and payable. RRP Plan expense totaled $11,627, $11,627, and $10,118 for the years ended June 30, 1999,
   1998, and 1997, respectively.

NOTE 16 -REGULATORY MATTERS
   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - a possibly additional discretionary -
   actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of risk-based capital to risk-weighted assets and of core and tangible capital to total assets. Management believes, as of June 30, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

   As of August 3, 1998, the most recent notification from the Office of Thrift Supervision categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum risk-based, core and tangible ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions category.


                                                                                                             To Be Well
                                                                                                          Capitalized Under
                                                                             For Capital                  Prompt Corrective
                                                 Actual:                  Adequacy Purposes:              Action Provisions:
                                         --------------------------------------------------------------------------------------
                                           Amount        Ratio            Amount        Ratio             Amount        Ratio
                                         ----------    ---------        ----------    ---------         ----------    ---------
   As of June 30, 1999:
   --------------------
      Risk-based capital
        (to risk-weighted assets)         $4,311,861     19.4%           $1,776,000      8.0%           $2,219,913     10.0%

      Core capital (to total assets)      $4,032,648     10.3%           $1,559,677      3.0%           $2,339,516      6.0%

      Tangible capital
        (to total assets)                 $4,032,648     10.3%             $584,879      1.5%           $1,949,596      5.0%

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 16 -REGULATORY MATTERS - CONTINUED


   As of June 30, 1998:
   --------------------
      Risk-based capital
        (to risk-weighted assets)         $4,104,659     18.3%           $1,776,000      8.0%           $2,220,000     10.0%

      Core capital (to total assets)      $3,798,470      8.8%           $1,295,475      3.0%           $2,590,950      6.0%

      Tangible capital
        (to total assets)                 $3,798,470      8.8%             $647,738      1.5%           $2,159,125      5.0%


   Effective December 2, 1998, the Bank executed a Supervisory Agreement (Agreement) with the Office of Thrift Supervision, the Bank's primary regulator, whereby the Bank agreed to take certain specified corrective actions related to:

             (1)     Compliance with Regulations
             (2)     Real Estate Lending Standards
             (3)     Asset Classification
             (4) Loans to Executive Officers, Directors, and Principal Stockholders

   In accordance with the Agreement, the Bank is required to submit, on a quarterly basis, a resolution adopted by its Board of Directors that to the best of their knowledge and belief, that the Bank has complied with each provision of the Supervisory Agreement currently in effect. At June 30, 1999, management believes that they are in compliance with the agreement.

NOTE 17 - CONTINGENCIES
   The Bank was a plaintiff in a lawsuit filed in District Court in Upshur County for the wrongful dishonor of a cashier's check in the amount of $145,000 issued by another financial institution. The $145,000 related to the charge-off of this claim is included in other expense for the year ended June 30, 1998. The subsequent collection by the Bank upon settlement of the claim is included in other income in the amount of $123,822 and the balance was credited as a recovery on loans for the year ended June 30, 1999.

NOTE 18 - PARENT COMPANY ONLY FINANCIAL INFORMATION
   Condensed financial information for Gilmer Financial Services, Inc. (parent company only) follows:

   CONDENSED BALANCE SHEET
   -----------------------

                                                                 1999            1998
                                                            -------------   -------------
   Cash                                                      $     11,669    $     18,280
   Account receivable(payable),Gilmer Savings Bank, FSB           (26,918)        (16,308)
   Note receivable, Gilmer Savings Bank, FSB                       86,130         101,790
   Investment in Gilmer Savings Bank, FSB, at equity            3,994,807       3,900,260
                                                              -----------     -----------
                                                               $4,065,688      $4,004,022
                                                               ==========      ==========

   Stockholders' equity                                        $4,065,688      $4,004,022
                                                               ==========      ==========

   CONDENSED STATEMENT OF INCOME
   -----------------------------

                                                              Year Ended       Year Ended
                                                             June 30, 1999    June 30, 1998
                                                             -------------    --------------
   Interest income                                             $    7,852      $    9,108
   Income tax benefit                                              18,624           7,101
   Stock service and professional fees                            (62,629         (54,563)
                                                               ----------      ----------
      Loss before equity in undistributed
        earnings of subsidiary                                    (36,153)        (38,354)
   Equity in undistributed earnings of subsidiary                 229,845          30,713
                                                                ---------      ----------
           Net (loss) income                                     $193,692      $   (7,641)
                                                                 ========      ==========

                         GILMER FINANCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1999, 1998 AND 1997
                                    CONTINUED

NOTE 19 - YEAR 2000 ISSUE
   The Year 2000 issue relates to electronic data processing systems and other electronic equipment that have used a two-digit field rather than a four-digit field to represent the year. As a result, system failures and data processing errors could occur and have an adverse effect on the Bank's operations. Management has implemented an action plan in order to prepare its systems and equipment for the Year 2000 date change. The Bank's action plan consists of five phases which include awareness, assessment, renovation, validation, and implementation. Currently, the Bank is in the latter stages of the validation and implementation phases. In addition, management has developed a business resumption contingency plan that addresses both internal and external system failures. The Bank is following the Year 2000 project management process as prescribed by the Federal Financial Institution's Examination Council. Because of the unprecedented nature of the Year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the Year 2000 and thereafter.

                         Gilmer Financial Services, Inc.
       Condensed Consolidated Statement of Financial Condition (Unaudited)


                                                              March 31, 2000

                        Assets

 Cash and equivalents                                             1,482,729
 Investment securities available-for-sale                         1,050,952
 Mortgage-backed securities available-for-sale                    9,090,319
 Loans receivable, net of allowance                              22,948,093
 Accrued interest receivable                                        366,289
 Federal Home Loan Bank stock, at cost                              579,800
 Premises and equipment                                             256,778
 Other assets                                                       515,548
                                                              --------------
          Total Assets                                           36,290,508
                                                              ==============


          Liabilities and Stockholders' Equity

Liabilities:
 Deposits                                                        23,261,955
 Federal Home Loan Bank advances                                  8,837,145
 Escrow, Federal income taxes and other liabilities                 802,741
                                                              --------------
          Total liabilities                                      32,901,841
                                                              --------------

Total stockholders' equity                                        3,388,667

Total liabilities & stockholders' equity                         36,290,508
                                                              ==============


See accompanying notes to the unaudited condensed financial statements.

                            Gilmer Financial Services, Inc.
                Condensed Consolidated Statement of Income (Unaudited)


                                                                  Nine Months
                                                                     Ended
                                                                 March 31, 2000

Interest income
  Loans receivable                                                 1,579,536
  Securities available-for-sale                                      441,177
  Securities held-to-maturity                                              0
  Deposits with banks                                                 66,667
                                                                 ------------
        Total interest income                                      2,087,380
                                                                 ------------

Interest expense
  Deposits                                                           919,520
  Federal Home Loan Bank advances                                    383,468
  Other                                                                    0
                                                                 ------------
        Total interest expense                                     1,302,988
                                                                 ------------

        Net interest income                                          784,392

  Provision for loan losses                                          695,500
                                                                 ------------
        Net interest income after provision for loan losses           88,892

Noninterest income
  Gain (loss) on sale of assets                                      (14,373)
  Loan origination and servicing fees                                 52,710
  Other                                                              117,201
                                                                 ------------
        Total noninterest income                                     155,538
                                                                 ------------

Noninterest expense

  Compensation and benefits                                          453,942
  Occupancy and equipment                                             32,230
  Other                                                              460,811
                                                                 ------------
        Total noninterest expense                                    946,983
                                                                 ------------

Income (loss) before provision for income taxes                     (702,553)
                                                                 ------------

Income tax expense (benefit)                                        (239,470)
                                                                 ------------
Net Income                                                          (463,083)
                                                                 ============


See accompanying notes to the unaudited condensed financial statements.

                         Gilmer Financial Services, Inc.
           Condensed Consolidated Statement of Cash Flows (Unaudited)

                                                                       Nine Months
                                                                          Ended
                                                                      March 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
        Net cash provided by (used in) operating activities                218,321

CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from sales and maturities of investment securities          120,000
      Purchases of mortgage-backed securities                             (492,187)
      Principal paydown on mortgage-backed securities                    1,744,490
      Net change in loans receivable                                       195,170
      Purchases of premises and equipment                                   (2,634)
                                                                      ----------------
        Net cash provided (used) by investing activities                 1,564,839

CASH FLOWS FROM FINANCING ACTIVITIES
      Net decrease in deposits                                          (3,623,210)
      Net increase in advances from FHLB                                 1,673,836
                                                                      ----------------
        Net cash provided (used) by financing activities                (1,949,374)
        Net increase (decrease) in cash and cash equivalents              (166,214)

CASH AND CASH EQUIVALENTS
      Beginning of year                                                  1,648,943
                                                                      ---------------
      End of year                                                        1,482,729
                                                                      ===============

SUPPLEMENTAL INFORMATION
      Cash paid for income taxes                                            17,000
      Cash paid for interest on deposits                                   955,080
      Cash paid for interest on FHLB advances                              383,468

See accompanying notes to the unaudited condensed financial statements.

                         Gilmer Financial Services, Inc.
                     Notes to Condensed Financial Statements
                  Nine Months ended March 31, 2000 (unaudited)


1.   BASIS OF PRESENTATION:

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending June 30, 2000. For further information, refer to the consolidated financial statements for the year ended June 30, 1998 and notes thereto included herein.

2. The condensed consolidated statement of income for the nine months ended March 31, 2000 includes $695,500 in provision for loan losses. The provision was made by East Texas Financial Services as part of its due diligence prior to March 31, 2000. Such provision was actually recorded by East Texas Financial Services on June 30, 2000 as part of its purchase accounting entries.

    East Texas Financial Services, Inc. and Gilmer Financial Services, Inc. Pro Forma Combined Condensed Statement of Financial Condition (unaudited)
                                 March 31, 2000

                                                        East Texas         Gilmer
                                                        Financial         Financial
                                                      Services, Inc.    Services, Inc.    Adjustments      Note      Pro Forma
                       Assets
 Cash and equivalents                                     3,287,739        1,482,729                                 4,770,468
 Investment securities available-for-sale                 6,279,944        1,050,952                                 7,330,896
 Mortgage-backed securities available-for-sale           36,517,765        9,090,319                                45,608,084
 Investment securities held-to-maturity                  28,492,766                0                                28,492,766
 Mortgage-backed securities held-to-maturity              5,097,182                0                                 5,097,182
 Loans receivable, net of allowance                      70,668,125       22,948,093                                93,616,218
 Accrued interest receivable                              1,174,723          366,289                                 1,541,012
 Federal Home Loan Bank stock, at cost                    2,932,200          579,800                                 3,512,000
 Premises and equipment                                   2,575,221          256,778            (5,031)      2       2,826,968
 Mortgage servicing rights and other assets               1,154,314          515,548            78,706      4,6      1,748,568
 Goodwill                                                                                    1,963,740       3       1,963,740
                                                     ---------------   --------------    --------------          --------------
          Total assets                                  158,179,979       36,290,508         2,037,415             196,507,902
                                                     ===============   ==============    ==============          ==============


        Liabilities and Stockholders' Equity
Liabilities:
 Deposits                                                83,095,124       23,261,955                               106,357,079
 Federal Home Loan Bank advances                         57,777,064        8,837,145         5,426,082       1      72,040,291
 Escrow, Federal income taxes and other liabilities         883,954          802,741                                 1,686,695
                                                     ---------------   --------------    --------------          --------------
          Total liabilities                             141,756,142       32,901,841         5,426,082             180,084,065
                                                     ---------------   --------------    --------------          --------------

Total stockholders' equity                               16,423,837        3,388,667        (3,388,667)             16,423,837
                                                     ---------------   --------------    --------------          --------------

Total liabilities & stockholders' equity                158,179,979       36,290,508         2,037,415             196,507,902
                                                     ===============   ==============    ==============          ==============


See accompanying notes to the unaudited pro forma combined condensed financial statements.

     East Texas Financial Services, Inc. and Gilmer Financial Services, Inc.
          Pro Forma Combined Condensed Statement of Income (Unaudited)
                         Six Months Ended March 31, 2000

                                                       East Texas         Gilmer
                                                       Financial         Financial
                                                      Services, Inc.    Services, Inc.    Adjustments      Note    Pro Forma
Interest income
  Loans receivable                                        2,648,620        1,046,034                                 3,694,654
  Securities available-for-sale                           1,500,173          291,029                                 1,791,202
  Securities held-to-maturity                             1,117,439                0                                 1,117,439
  Deposits with banks                                        34,815           45,665                                    80,480
                                                     ---------------   --------------    --------------          --------------
     Total interest income                                5,301,047        1,382,728                 0               6,683,775
                                                     ---------------   --------------    --------------          --------------

Interest expense
  Deposits                                                2,037,824          598,303                                 2,636,127
  Federal Home Loan Bank advances                         1,563,556          282,197           148,675       1       1,994,428
  Other                                                      21,979                0                                    21,979
                                                     ---------------   --------------    --------------          --------------
     Total interest expense                               3,623,359          880,500           148,675               4,652,534
                                                     ---------------   --------------    --------------          --------------

     Net interest income                                  1,677,688          502,228          (148,675)              2,031,241
                                                     ---------------   --------------    --------------          --------------

Provision for loan losses                                       402          685,000                                   685,402
                                                     ---------------   --------------    --------------          --------------

     Net interest income after provision for loan         1,677,286         (182,772)         (148,675)              1,345,839
                                                     ---------------   --------------    --------------          --------------

Noninterest income

  Gain (loss) on sale of assets                              23,182          (12,504)                                   10,678
  Loan origination and servicing fees                        51,115           33,505                                    84,620
  Other                                                      43,273           75,165                                   118,438
                                                     ---------------   --------------    --------------          --------------
     Total noninterest income                               117,570           96,166                 0                 213,736
                                                     ---------------   --------------    --------------          --------------

Noninterest expense

  Compensation and benefits                               1,068,510          305,506                                 1,374,016
  Occupancy and equipment                                   260,196           17,926              (839)      2         277,283
  Other                                                     228,883          350,868            65,458       3         645,209
                                                     ---------------   --------------    --------------          --------------
     Total noninterest expense                            1,557,589          674,300            64,619               2,296,508
                                                     ---------------   --------------    --------------          --------------

Income (loss) before provision for income taxes             237,267         (760,906)         (213,294)               (736,933)
                                                     ---------------   --------------    --------------          --------------

Income tax expense (benefit)                                 90,705         (254,549)          (50,264)      4        (214,108)

                                                     ---------------   --------------    --------------          --------------
Net Income                                                  146,562         (506,357)         (163,030)               (522,825)
                                                     ===============   ==============    ==============          ==============

Basic earnings per common share                               $0.13                                          5          ($0.45)

Diluted earnings per common share                             $0.12                                          5          ($0.44)


See accompanying notes to the unaudited pro forma combined condensed financial statements.

     East Texas Financial Services, Inc. and Gilmer Financial Services, Inc.
          Pro Forma Combined Condensed Statement of Income (Unaudited)
                          Year Ended September 30, 1999

                                                       East Texas          Gilmer
                                                       Financial         Financial
                                                      Services, Inc.    Services, Inc.    Adjustments      Note    Pro Forma
Interest income
  Loans receivable                                      4,810,218        2,291,476                                 7,101,694
  Securities available-for-sale                         1,698,167          684,473                                 2,382,640
  Securities held-to-maturity                           2,445,149                0                                 2,445,149
  Deposits with banks                                     141,966          103,911                                   245,877
                                                     ---------------   --------------    --------------          --------------
     Total interest income                              9,095,500        3,079,860                 0              12,175,360
                                                     ---------------   --------------    --------------          --------------

Interest expense
  Deposits                                              4,237,906        1,427,738                                 5,665,644
  Federal Home Loan Bank advances                       1,626,225          472,009           267,506       1       2,365,740
  Other                                                         0                0                                         0
                                                     ---------------   --------------    --------------          --------------
     Total interest expense                             5,864,131        1,899,747           267,506               8,031,384
                                                     ---------------   --------------    --------------          --------------

     Net interest income                                3,231,369        1,180,113          (267,506)              4,143,976
                                                     ---------------   --------------    --------------          --------------

Provision for loan losses                                       0          139,500                                   139,500
                                                     ---------------   --------------    --------------          --------------

     Net interest income after provision for loan       3,231,369        1,040,613          (267,506)              4,004,476
                                                     ---------------   --------------    --------------          --------------

Noninterest income
  Gain (loss) on sale of assets                           146,113          120,084                                   266,197
  Loan origination and servicing fees                     139,229          115,561                                   254,790
  Other                                                    72,600          118,938                                   191,538
                                                     ---------------   --------------    --------------          --------------
     Total noninterest income                             357,942          354,583                 0                 712,525
                                                     ---------------   --------------    --------------          --------------

Noninterest expense
  Compensation and benefits                             2,037,691          609,344                                 2,647,035
  Occupancy and equipment                                 301,821           45,345            (1,677)      2         345,489
  Other                                                   801,184          461,966           130,916       3       1,394,066
                                                     ---------------   --------------    --------------          --------------
     Total noninterest expense                          3,140,696        1,116,655           129,239               4,386,590
                                                     ---------------   --------------    --------------          --------------

Income (loss) before provision for income taxes           448,615          278,541          (396,745)                330,411
                                                     ---------------   --------------    --------------          --------------

Income tax expense (benefit)                              150,625           84,854           (90,952)      4         144,527

                                                     ---------------   --------------    --------------          --------------
Net Income                                                297,990          193,687          (305,793)                185,884
                                                     ===============   ==============    ==============          ==============

Basic earnings per common share                             $0.23                                          5           $0.14

Diluted earnings per common share                           $0.22                                          5           $0.14


See accompanying notes to the unaudited pro forma combined condensed financial statements.

    Notes to the Unaudited Pro Forma Combined Condensed Financial Statements
     East Texas Financial Services, Inc. And Gilmer Financial Services, Inc.

1. Represents the estimated borrowings to fund the acquisition of Gilmer Financial Services, Inc. (GFSI). The amount includes $26.10 paid for each outstanding share of GFSI stock and amounts due to attorneys, accountants, advisors and other third party consultants for their services related to this transaction. These borrowings are assumed to be in the form of short-term advances from the Federal Home Loan Bank. Assumed borrowing rates are 4.93% for the 12 months ended September 30, 1999 and 5.48% for the six months ended March 31, 2000.

2. Represents the estimated fair value adjustment for fixed assets. The adjustment relates to an asset with a remaining life of 3 years. The adjustment is assumed to amortize on a straight line basis over this time period into occupancy and equipment expenses.

     An independent appraisal of the loan portfolio and the deposit portfolio concluded that the book value materially equaled current fair value and that no adjustments were appropriate for those assets and liabilities.

3. Represents the estimate of the excess of the total direct acquisition cost over the estimated fair value of the net assets acquired based on currently available information. Goodwill is expected to be amortized on a straight line basis over 15 years.

4. Represents the estimated income tax effects of the estimated purchase accounting adjustments. The estimated income tax effect is calculated at the assumed marginal rate of 34%.

5. The weighted average number of common shares outstanding for the six months ended March 31, 2000 totaled 1,152,678. The weighted average number of common shares outstanding for the twelve months ended September 30, 1999 totaled 1,324,359. For the six months ended March 31, 2000, the weighted average number of common shares outstanding, assuming dilution, totaled 1,175,462. For the twelve months ended September 30, 1999, the weighted average number of common shares outstanding, assuming dilution, totaled 1,374,676.

6. Represents a $76,995 receivable which was created at the acquisition date. The receivable relates to unearned ESOP shares of GFSI.

   (c)  Exhibits

        2.1 Agreement and Plan of Merger, dated as of November 15, 1999 (incorporated by reference to Exhibit 2 to East Texas's Current Report on Form 8-K filed with the SEC on November 18, 1999).

        2.2  Amendment to Agreement and Plan of Merger,  dated as of April 25,
             2000.

        23   Consent of Accountant

        99   Press Release of East Texas, dated September 3, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         EAST TEXAS FINANCIAL SERVICES, INC.

Date:     September 11, 2000             By:   /s/ Gerald W. Free
                                            --------------------------------
                                            Gerald W. Free
                                            Vice Chairman, President and CEO